Exhibit 10.3

LEASE

BETWEEN

3D3E LTD.

LANDLORD

AND

3-D SERVICE, LTD.

TENANT

AND

GUARANTY OF

MISCOR GROUP, LTD.

LEASE

THIS LEASE, made and entered into at Massillon, Ohio, this 30th day of November 2007, by and between the 3D3E LTD., an Ohio Limited Liability Company, ("Landlord") and 3-D SERVICE, LTD, an Ohio Corporation ("Tenant").

ARTICLE 1
DEMISED PREMISES

In consideration of the rents and covenants herein stipulated to be paid and performed, Landlord hereby lets and leases unto Tenant, subject to the terms, covenants and conditions hereinafter specified, a certain 9.727 acre tract of real estate with an approximately 65,000 sq/ft. facility and an approximately a 20,000 sq/ft warehouse located thereon, situated in the City of Massillon, County of Stark and State of Ohio and having a street address of 800 Nave Road SE, Massillon, Ohio, 44646, as further described in Exhibit "A" attached hereto together with all improvements located thereon (the “Premises”).

ARTICLE 2
CONDITION OF PREMISES AND LANDLORD'S WORK

The Premises are leased and let subject to any state of facts which a physical inspection thereof might disclose and subject to all zoning regulations, restrictions, rules and ordinances, building restrictions and other Federal, State, or local laws and regulations, now or hereafter in effect, and, with respect to all structures and improvements located on or constituting part of the Premises, in their condition as of the date of this Agreement and without representation or warranty of any kind.

ARTICLE 3
TERM

3.1           The term of this lease shall be for a period of Ten (10) years commencing on the date of the Execution of this Agreement and continuing until the 30th day of November, 2017, at which date this Lease shall terminate, subject to the conditions and requirements set forth herein.

ARTICLE 4
RENT AND ADDITIONAL PAYMENTS

4.1           Tenant shall pay Fixed Rent to Landlord without any demand therefore and without any deduction or setoff whatsoever, in the manner, at the times and in accordance with the following provisions of this Article 4.

4.2           Tenant shall pay to Landlord as Fixed Rent, for that portion of the term of this Lease commencing upon the execution of this Agreement and continuing for three (3) years thereafter, the amount of $45,000.00 per month, payable on the first day of each month, commencing on the execution of this Agreement and continuing on the same day of each calendar month thereafter.  Commencing on the 30th day of November, 2010, and on each third anniversary thereafter while the lease continues to be in effect (a “Rent Reset Date”), including any renewal terms hereof, the Fixed Rent shall be increased for the ensuing three (3) year period by the percentage increase of the CPI as of the Rent Reset Date over the CPI as of the next most recent preceding Rent Reset Date.  For purposes hereof, September 1, 2007, shall be considered the initial Rent Reset Date.  As used herein, the letters CPI mean United States Department of Labor, Bureau of Labor Statistics, Revised Consumer Price Index, all urban consumers, U.S. city average, all items (1982–1984 equals 100), or, in the event such index is not published at a time when its publication is called for hereto, then the most nearly equivalent index then being published by the Federal Government or other authoritative compiler of such statistics, and in general use in northeastern Ohio.  Notwithstanding anything herein to the contrary, in no event shall Fixed Rent decrease at the time Fixed Rent is adjusted on the Rent Reset Date pursuant to a change in the CPI.

The monthly installments of Fixed Rent shall be paid on or before the tenth (10) day of each calendar month during the term hereof in advance (except that the monthly installment for the first full calendar month shall be paid upon the execution hereof.)  A pro rata monthly installment of Fixed Rent shall be due upon the execution of this Agreement if the first month of the Term is a day other than the first day of a calendar month.  A pro rata monthly installment of Fixed Rate shall also be due on the first day of the last calendar month of the Term to cover rent for the last month of the term if the Term for any reason terminates on a day other than the last day of a calendar month.  The pro rata Fixed Rent calculation shall be based on a thirty (30) day month.

4.3  In addition to the Fixed Rent, Tenant shall pay to Landlord interest at the rate of twelve percent (12%) per annum (or such lesser rate of interest as may be the maximum permitted by applicable law) on all overdue installments of Fixed Rent.

4.4  In addition to the Fixed Rent, Tenant shall pay to Landlord additional payments (the "Additional Payments") payable upon demand from Landlord and consisting of all other sums, liabilities and obligations which Tenant has agreed or is required to pay or discharge pursuant to this Lease including, but not by way of limitation, interest at the rate of twelve percent (12%) per annum (or such lesser rate of interest as may be the maximum permitted by applicable law) on all overdue amounts of Additional Payments.

4.5           The term "Lease Year" as used in this Lease means each successive twelve (12) month period during the term hereof, with the first Lease Year beginning on the first day of the first full calendar month of the term hereof and ending on the last day of the twelfth (12th) month thereafter.

4.6           All Fixed Rent and Additional Payments due Landlord hereunder shall be paid in lawful money of the United States of America at Landlord's address as set forth below or at such other place or to such other person as Landlord from time to time may designate in writing.

ARTICLE 5
SECURITY DEPOSIT

5.           Upon execution of this Lease, Tenant shall furnish Landlord the sum of Forty-Five Thousand and 00/100 Dollars ($45,000) to be held as a security deposit (the “Security Deposit”) to insure the faithful performance of Tenant’s obligations stated herein.  The Security Deposit shall be deposited in an interest-bearing account held for the benefit of Tenant to the extent not forfeited by Tenant under the terms of this Lease.  In the event that Tenant is in default for failure to make timely payments of Fixed Rent under this Lease more than two (2) times within any twelve-month period, irrespective of whether or not such defaults are cured, then, without limiting Landlord's other rights and remedies provided for in this Lease or at law or in equity, the Security Deposit shall automatically be increased by an amount equal to the greater of (i)  two (2) times the original Security Deposit,  or  (ii)  two (2) months' Minimum Rent, which shall be paid by Tenant to Landlord within fifteen (15) business days of Tenant’s receipt of a written demand from Landlord for the same.

ARTICLE 6
OPTION TO RENEW

6.1           Tenant shall have the right and option to renew the term of this Lease for Three (3) consecutive periods of Five (5) years each (the "First Option"), (the “Second Option”), and (the “Third Option”) from the date of the expiration of the original term of this Lease or the First Option or the Second Option whichever the case may be, provided that this Lease shall not have been sooner terminated pursuant to the terms hereof.  To be effective, the option to renew must be exercised by Tenant by notice delivered to Landlord or mailed to Landlord by certified mail, postage prepaid and return receipt requested at least six (6) months prior to the expiration of the original term or the First Option or the Second Option, whichever the case may be of Tenant’s decision to renew this Lease.  During the First Option, the Second Option, or the Third Option of this Lease the rights and obligations of Landlord and Tenant shall be governed by the same terms, covenants and conditions applicable to the original term except only that (i) no further option to renew shall apply after the Third Option, (ii) the Fixed Rent during the First Option, the Second Option, and the Third Option shall be increased in accordance with the schedule above in Section 4.2.

6.2           The right of Tenant to renew the term of this Lease shall be subject to the condition that, both at the time of exercise of the right and at the commencement of the First Option, the Second Option, and the Third Option, whichever the case may be, Tenant shall not remain in material default of any of its obligations under this Lease after receipt of written notice and time to cure, if any, as required herein.  In the event that Tenant does not exercise its right to renew the term of this Lease as provided in this Article, then Landlord shall have the right during the remainder of the original term of this lease or respective option periods, which ever the case may be, to advertise the availability of the Premises for reletting, to erect upon the Premises signs indicating such availability, and to enter upon and show the Premises to prospective tenants at reasonable times and after twenty-four (24) hours’ notice to Tenant of such showing.

ARTICLE 7
TAXES AND INSURANCE PREMIUMS

7.1           Tenant shall pay (i) the real estate taxes levied against the land and building of which the Premises are a part for the period of time constituting the Lease Term and any options exercised by Tenant thereafter, (ii) the insurance premiums for fire and extended coverage insurance relating to the Premises, and (iii) the public liability insurance premiums relating to the Premises.

DEFINITIONS

7.2           As used herein, the term "real estate taxes" shall include any tax excise or assessment (other than an income or franchise tax) levied, assessed or imposed upon or against the rentals or other charges payable by Tenant hereunder, either as substitution for or in addition to any existing taxes on land and building or otherwise resulting from Tenant's use and occupancy of the Premises for the Period of time constituting the Lease Term and any option periods exercised by Tenant thereafter.

PAYMENT

7.3           The Additional Payments due under Sections 7.1 and 7.2 shall be paid, in each case, without any deduction or setoff whatsoever, within thirty (30) days after being billed therefore.

PARTIAL YEARS

7.4           All payments due hereunder shall be pro-rated with respect to any partial years at the commencement, expiration or termination of the term of this Lease.

ARTICLE 8
REPAIR AND MAINTENANCE TO THE PREMISES

8.1           Landlord shall, at its expense, perform any necessary maintenance, repair or replacement of the roof and structure of the building on the Leased Premises.  “Structure” shall mean that portion of the building which is integral to the integrity of the building as an existing enclosed unit and shall, in any event, include footings, foundation, outside walls (except tuckpointing, which shall be the responsibility of Tenant), skeleton, bearing columns and interior bearing walls, roof and roofing system.  Tenant shall promptly notify Landlord of any necessary maintenance, repair or replacement of the roof and structure of the building on the Leased Premises of which Tenant becomes aware.  Notwithstanding the foregoing, if any damage to the roof or structural members of the Building is caused by or results from any act or omission or negligence of Tenant, its agents, employees, contractors, customers and invitees, then Tenant shall reimburse Landlord for Landlord’s costs and expenses incurred for repairs or replacements made pursuant to this Article, within fifteen (15) days after Landlord bills Tenant for such charges.

8.2           Except as provided in Article 8.1, Tenant shall, at its sole expense, keep and maintain the entire Premises and all improvements therein (including, without limitation, all glass, windows, doors, permitted exterior signs and lights, parking lot, entranceways, driveways, the exterior canopy lights, foundations, roof, walls, plumbing, electrical, heating, ventilating, air conditioning and sewage equipment and facilities, interior non-load bearing walls, floors and ceiling tiles and all items installed by Tenant) in good condition and repair, including replacements if necessary.  If Tenant refuses or neglects to repair and maintain the Premises as provided herein, then Landlord may (but shall not be obligated to), fifteen (15) or more days after Landlord shall have delivered to Tenant notice of such failure, make such repairs without liability to Tenant for any loss or damage that may be incurred to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and the cost of such repairs shall constitute Additional Payment hereunder and shall be immediately due and payable.

8.2            Tenant shall keep the Premises, including equipment, facilities and fixtures therein, at Tenant's expense, clean, neat and in good order, repair and condition (including all necessary painting and decorating), and, at Tenant's expense, shall keep all glass, including that in windows, doors and skylights, clean and in good condition and shall replace any glass which may be damaged or broken with glass of the same quality.

ARTICLE 9
PURPOSE AND MANNER OF USE

9.1           Tenant shall use and occupy the Premises in a careful, safe and proper manner and shall comply with all governmental statutes, laws, rules, orders, regulations and ordinances  arising from Tenant’s use thereof.  Tenant shall obtain, maintain in full force and effect and pay all fees and charges levied, assessed or charged by any governmental authority in connection with any licenses, permits or consents of any kind required with respect to Tenant’ use or occupancy of the Premises.

ARTICLE 10
UTILITIES

10.1           Tenant shall pay promptly when due charges for all utility and communication services furnished to the Premises during the term hereof including, but not by way of limitation, heat, gas, electricity, water and sewer charges and telephone.

10.2           If Tenant shall fail to promptly pay any utility or communication charge for service (whether or not such charge is billed directly by the utility), Landlord may, but shall not be obligated to pay such charge, and the sums so paid and any expenses incurred by Landlord in connection therewith shall be deemed to be an Additional Payment immediately due and payable by Tenant.

10.3           If Tenant shall fail to promptly pay any utility service charge for which Landlord has billed Tenant or fails to pay within ten (10) days after the due date thereof any Fixed Rent, Landlord shall have the right, in addition to any other remedies available to Landlord by the terms of this Lease or at law, to cut off and disconnect any and all utilities billed by Landlord during the period for which such rent or utility bills remain unpaid.

10.4           Landlord shall not be liable for damages nor shall the rent hereinabove stipulated be abated on account of any failure of utility service when such failure is not due to the negligence of Landlord.

ARTICLE 11
ACCESS TO PREMISES BY LANDLORD

11.1           Landlord shall have free access to the Premises at all reasonable times, during normal business hours unless an emergency exists, for the purpose of examining the Premises or making any alterations, repairs or improvements thereto which Landlord may deem necessary for their safety or preservation, or for the purpose of examining or making any alterations, repairs or improvements to items passing over, under, along or through the Premises. No action taken by Landlord in or upon the Premises in connection with the foregoing shall constitute an eviction of Tenant in whole or in part, and the rent reserved by this Lease shall not abate while any such repairs, alterations or improvements are being made, notwithstanding any loss or interruption of the business of Tenant.  Nothing contained herein, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Premises or any part thereof.  During the last six (6) months of this term hereof, Landlord and Landlord's agents and invitees may enter the Premises at any reasonable time after twenty-four (24) hours’ notice to Tenant for the purpose of exhibiting the Premises to prospective tenants.

ARTICLE 12
INSURANCE

12.1           Tenant shall at all times maintain, at its sole cost and expense, insurance on the Premises of the following character:

A.           Tenant,  at its own cost and expense agrees to secure (i) commercial general liability insurance with no less than Two Million Dollars ($2,000,000.00) combined single limit for bodily injury and property damage per occurrence, Five Million Dollars ($5,000,000.00) policy aggregate and Five Million Dollars ($5,000,000.00) per location limit including personal injury, broad form contractual liability, products liability, and in the amount of Five Million dollars ($5,000,000.00); (ii) umbrella liability insurance with limits no less than Two Million Dollars ($2,000,000.00) over the commercial general liability policy and Two million Dollars ($2,000,000.00) in the aggregate; and (iii) all-risk property insurance in an amount adequate to cover the full replacement value of all fixtures, equipment and other items of personal property of Tenant located within the premises.

B.           Tenant also agrees that it will pay to Landlord as an Additional Payment with respect to the Premises and any improvements located thereon at all times during the Term, the cost of Landlord’s all risk property insurance. Said insurance shall be in an amount equal to one hundred percent (100%) of the replacement value of the Premises.  The policies shall provide that losses payable shall be payable notwithstanding any act or negligence of any named insured if such clause is obtainable from the insurance company.  Said insurance shall be written by responsible insurance companies authorized to do business in the State of Ohio.  Landlord shall deliver to Tenant a copy of the invoices it receives for such insurance coverage and Tenant shall pay such sum to Landlord within thirty (30) days of receiving such invoices.

C.           Workmen's compensation insurance covering all persons employed in connection with any work done on or about the Premises with respect to which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises, or in lieu of such Workmen's Compensation insurance, a program of self-insurance complying with the rules, regulations and requirements of the Ohio Industrial Commission.  Such insurance shall be written by companies of recognized financial standing, which are authorized to conduct insurance business in the State of Ohio, and such insurance shall name as the insured parties there under Landlord and Tenant, as their interests may appear.

12.2           Tenant shall deliver to Landlord promptly after the execution and delivery of this Lease the original or duplicate policies or certificates of the insurers, satisfactory to Landlord, evidencing the insurance which is required to be maintained by Lessee hereunder, and Tenant shall, within thirty (30) days prior to the expiration of any such insurance, deliver other original or duplicate policies or other certificates of the insurers evidencing the renewal of such insurance.  Should tenant fail to effect, maintain or renew any insurance provided for in this Article, or to pay the premiums therefore, or to deliver to Landlord any of such policies or certificates, then and in any said events Landlord, at Landlord's option, but without obligation so to do, may upon five (5) days' notice to Tenant, procure such insurance, and any sums expended by Landlord to procure such insurance shall be deemed to be an Additional Payment immediately due and payable by Tenant.

12.3           Each of the policies of insurance required hereunder must expressly provide that the policy shall not be altered or cancelled without first providing at least 30 days prior written notice to Landlord.

ARTICLE 13
WAIVER OF SUBROGATION

13.1           Provided the following provisions of this Article do not result in the invalidation of the policies of fire and/or extended coverage or other insurance covering the Premises or the contents thereof, Landlord and Tenant agree that in the event the Premises or its contents are damaged or destroyed by any of the perils covered by fire and/or extended coverage insurance or other insurance policies of the parties, the rights, if any, of any party against the other, their officers, agents, servants and employees, with respect to such damage or destruction, are hereby waived to the extent of any proceeds received under any such policies, notwithstanding the fact that such damage or destruction shall be due to the negligence of any or all of the parties in whose favor this provision operates.

ARTICLE 14
CASUALTY

14.1           Tenant shall promptly notify Landlord in writing of any damage to or destruction of the Premises for any cause whatsoever.

14.2           If the Premises shall be damaged or injured by any cause covered by Landlord’s insurance, Landlord shall either (i) to the extent sufficient insurance proceeds have been received by Landlord, effect the repair thereof as promptly as reasonably possible, delays beyond Landlord's control excepted, and this Lease shall remain in full force and effect or (ii) notify Tenant that Landlord elects to terminate this Lease no later than 180 days after the date of damage or injury to the Premises.  Under no circumstances shall Landlord be required to replace or repair Tenant's stock in trade, fixtures, furniture, furnishings, equipment, leasehold improvements or other such items.

14.3           If during the period following any damage to or destruction of the Premises, Tenant shall be deprived of the occupancy of any portion of the Premises, the Fixed Rent payable hereunder shall proportionately adjusted corresponding to the time during which and to the portion of the Premises of which Tenant shall be deprived.

14.4           In the event of any termination of this Lease pursuant to the provisions of this Article, Landlord an Tenant shall thereupon be released from any further liability hereunder, except Tenant shall remain liable for all obligations and liabilities under this Lease, actual or contingent, which have arisen on or prior to such date of termination, including, but not by way of limitation, Tenant's liability for the payment of the Fixed Rent and Additional Payments.

ARTICLE 15
CONDEMNATION

15.1           If the whole of the Premises, or any part of the improvements located thereon as to render the balance completely unusable by Tenant, shall be taken under power of eminent domain, this Lease shall automatically terminate as of the date of such condemnation, together with any and all rights and obligations of Landlord and Tenant existing or arising in or to the same or any part thereof.  In the event of a partial taking which does not result in a termination of this Lease, the Fixed Rent shall be apportioned according to the part of the Premises remaining useable by Tenant.  Landlord may, without any obligation or liability to Tenant other than reasonable notice, stipulate with any condemning authority for a judgment of condemnation with the necessity of a formal suit or judgment of condemnation, and the date of the taking shall be deemed the date the agreed to under the terms of said agreement or stipulation.

15.2           In the event the Premises or any of the improvements located thereon, whether in whole or in part, shall be taken or condemned either permanently or temporarily for any public or quasi public use or purpose as set forth above, whether this Lease is terminated thereby or otherwise continues to be in force and effect, the entire compensation award thereof, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion and fee, will belong to Landlord, without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title, and interest to any such award to Landlord.  However, Tenant shall have the right to recover from the condemning authority, but not the Landlord, any such compensation as may be separately awarded to Tenant on account of interruption of Tenant’s business, for moving and relocation expenses.

15.3           In the event of any termination of this Lease pursuant to the provisions of this Article, Landlord an Tenant shall thereupon be released from any further liability hereunder, except Tenant shall remain liable for all obligations and liabilities under this Lease, actual or contingent, which have arisen on or prior to such date of termination, including, but not by way of limitation, Tenant's liability for the payment of the Fixed Rent and Additional Payments.

ARTICLE 16
ALTERATIONS AND IMPROVEMENTS

16.1           Tenant shall make no alterations or improvements in or to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and Tenant shall not be deemed to be the agent of Landlord with respect to any contracts entered into or work done regardless of such consent.  Tenant shall indemnify Landlord against any and all mechanics' liens or other liens or claims in connection with the making of any permitted alterations or improvements by Tenant and shall pay when due all costs, expenses and charges therefore.

16.2           All alterations or improvements, including, but not by way of limitation, heating, air conditioning and similar equipment (whether or not made or installed with the prior written consent of Landlord), shall be and remain part of the Premises and the property of Landlord and subject to this Lease; but personal property and removable trade fixtures of tenant shall not be deemed to become a part of the Premises and the property of Landlord unless so affixed to the Premises that their removal will substantially damage the Premises.

16.3           All personal property and fixtures placed in or about the Premises shall be at Tenant's own risk.  Tenant shall be responsible for and shall pay when due and payable all municipal, county, state or other taxes assessed during the term of this Lease against any improvements or alterations made by Tenant to the Premises or against any personal property or fixtures placed by Tenant in, upon or about the Premises.

16.4           Provided Tenant shall have fully performed all of Tenant’s obligations under this Lease, Tenant may, at the expiration or other termination of this Lease, remove all of its personal property and trade fixtures permitted to be removed, but any and all damage to the Premises resulting from or caused by such removal shall be promptly repaired by Tenant at Tenant's expense. If at the expiration or other termination of this Lease, Tenant fails to remove any personal property, trade fixtures or other property herein permitted to be removed, such property and fixtures shall be deemed abandoned by Tenant and shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Premises and disposed of, with the costs of any such removal being borne by Tenant.

ARTICLE 17
SIGNS

17.1           Tenant shall not place any signs, lettering, awnings or advertising material of any kind on the exterior walls of the Premises without the prior written consent of Landlord.  Tenant, at Tenant’s sole cost, shall (i) obtain required governmental permits for, and maintain in good condition and repair at all times, any such sign, lettering, awning or advertising matter, and (ii) remove any such item at the expiration or termination of the term hereof and repair any damage to the Premises resulting there from.

ARTICLE 18
ASSIGNMENT, ETC.

18.1           If Tenant intends to assign its interest in this Lease or to sublet all or a substantial part of the Premises, Tenant shall give Landlord sixty (60) days notice prior to the intended assigning or subletting, specifying therein the date of such intended assigning or subletting and the name of the intended assignee or sub lessee.  No assignment shall be effective unless (i) Landlord consents in writing to such Assignment, (ii) such assignee or sub lessee shall not change the use of the demised premises and shall be bound by all of the terms and provisions of this Lease, and (iii) Tenant shall not be released from any of its obligations hereunder.  Any transfer by operation of law (in connection with a merger, consolidation, reorganization, bankruptcy or otherwise) shall be deemed included in the terms "assign" and "sublet" for the purposes of this provision.

18.2           It is the express understanding of the parties that this lease may not be assigned by Tenant without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld.

18.3           In the absence of compliance with this provision, no attempted assigning or subletting or other transfer shall be of any force or effect whatsoever.

ARTICLE 19
SUBORDINATION

19.1           Tenant hereby waives the priority of Tenant's interest in the Premises arising by virtue of this Lease and subordinates its interest to any mortgage lien or lien resulting from any method of financing or refinancing which may become necessary or desirable to Landlord from time to time, and Tenant, upon demand of Landlord, shall execute at any and all times such instruments as may be required by any prospective mortgagee or lien holder in order further to effectuate this waiver of priority and subordination of Tenant's interest.  If Tenant fails to execute any such instruments within five (5) days after submission to Tenant, Landlord is hereby authorized to execute such instruments as attorney-in-fact for Tenant.

ARTICLE 20
DEFAULT

20.1           Any one of the following occurrences or acts shall constitute an Event of Default under this Lease:  (a) Tenant, at any time during the continuance of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before an administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease) (i) fails to make any payment of Fixed Rent and such failure shall continue for fifteen (15) days after any such payment has become due, (ii) fails to make any payment of Additional Payments or other sum herein required to be paid by tenant, or fails to observe or perform any other provision hereof, within fifteen (15) days after Landlord shall have delivered to Tenant notice of such failure, (iii) receives two or more notices within any twelve (12) month period of an Event of Default for failure to make timely payment of Fixed Rent under this Lease (irrespective of whether or not the defaults have been cured and irrespective of whether the notices pertained to the same or different defaults), or (iv) receives four (4)or more notices within any twelve (12) month period of any other Event of Default under this Lease (irrespective of whether or not the defaults have been cured and irrespective of whether the notices pertained to the same or different defaults); (b) Tenant or any guarantor of this Lease files a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or is adjudicated a bankrupt or insolvent or makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due, or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law is filed in any court; (c) a receiver, trustee or liquidator of Tenant or of all or substantially all of the assets of Tenant or of the Premises is appointed in any proceeding brought by Tenant, or any such receiver, trustee or liquidator is appointed in any proceeding brought against Tenant, or Tenant consents to or acquiesces in such appointment; (d) Tenant's interest in the Premises by virtue of this Lease or any of Tenant's assets is seized under a levy of execution or attachment; (e) it is disclosed that Tenant made material misrepresentations to Landlord in connection with its entering into this Lease; or (f) Tenant’s subsidiary, 3-D Service, Ltd (“3-D”) fails to perform its obligations or defaults under either Commercial Security Agreement entered into between 3-D and BDeWees, Inc or X GEN III, Ltd. on or about November 30, 2007.

20.2           This Lease and the term and estate hereby granted are subject to the limitation that whenever an Event of Default shall have occurred, Landlord may, at Landlord's election and without notice or resort to legal process, with or without declaring the term of this Lease ended, re-enter and take possession of the Premises immediately and remove all persons and their property therefrom and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and do such further acts as may be necessary and advisable to recover immediate possession of the Premises, without being deemed guilty in any manner of trespass and without releasing Tenant from its obligation to pay the Fixed Rent and Additional Payments reserved hereunder, and Tenant shall indemnify Landlord against and shall reimburse Landlord for, all loss of rent and other damages and expenses which Landlord may incur by reason of Tenant's default.  Landlord may also re-enter as herein provided, or take possession pursuant to law, and may, from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and Landlord may relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms, covenants and conditions as Landlord in Landlord's sole discretion may deem advisable without in any manner releasing Tenant from the obligations of this Lease or entitling Tenant to any setoff whatsoever against any monies due Landlord from Tenant for any reason.  Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous default.  Any steps taken by Landlord pursuant to the foregoing shall be without prejudice to, and shall not be exclusive of, any other remedies or damage, which may be available to Landlord.

20.3           Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (a) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Premises or to have a continuance of this Lease after its termination by order or judgment of any court, by any legal process or writ or under the terms of this Lease, and (b) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress of rent.

20.4           In the event Tenant shall be in default in the performance of any of its obligations under this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that Tenant was in default, Tenant shall pay to Landlord all the expenses incurred in connection therewith including reasonable attorneys' fees.  In the event Landlord shall, without fault on Landlord's part, be made a party to any litigation commenced against Tenant, and if Tenant, at its expense, shall fail to provide Landlord with counsel approved by Landlord, Tenant shall pay all costs and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation.

ARTICLE 21
REIMBURSEMENT OF LANDLORD

21.1           Landlord shall have the right (but shall not be obligated) to pay any sums of money or do any acts or incur any expenses, including reasonable attorneys’ fees, by reason of the failure of Tenant to perform or observe any of Tenant’s obligations under this Lease, and the sums so paid and expenses so incurred by Landlord, together with all interest, costs and damages, shall be deemed to be Additional Payments immediately due and payable by Tenant to Landlord without any deduction or setoff whatsoever.

PREVAILING PARTY FEES

21.2           Reasonable attorneys’ fees and costs shall be awarded to the prevailing party in the event of litigation involving the enforcement or interpretation of this Lease.

ARTICLE 22
LIENS

22.1           Tenant shall not, directly or indirectly, create or permit to be created or to remain and will promptly discharge, at its expense, any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to the Premises or any part thereof or Tenant's interest therein or the Fixed Rent or Additional Payments payable under this Lease, other than any mortgage, lien, encumbrance or other charge created by or resulting from any act of Landlord.  Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, expressed or implied, of any contractor, subcontractor, laborer, material man or vendor to or for the performance of any labor or services or the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof.  Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof through or under Tenant, and no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.

ARTICLE 23
INDEMNIFICATION

23.1           Tenant agrees to protect, indemnify and save harmless Landlord from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorneys' fees and expenses of Lessor’s), causes of action, suits, claims, demands or judgments of any nature whatsoever arising from (a) any injury to or the death of any person or any damage to property on the Premises or upon adjoining sidewalks or in any manner growing out of or connected with the use, non-use, condition or occupancy of the Premises or any part thereof or resulting from the condition thereof or of the adjoining sidewalks, except in the event that such injury, death, or damage is caused by Landlord’s action or inaction in connection with Landlord’s obligations under Section 8.1 of this Lease; and (b) any violation by Tenant of any term, covenant or condition of this lease, of any contracts or agreements to which Tenant is a party and of any restrictions, statutes, laws, ordinances or regulations affecting the premises or any part thereof or the ownership, occupancy or use thereof.

ARTICLE 24
NON-LIABILITY

24.1           Landlord shall not be liable for any loss, injury or damage to any persons or to Tenant's business or property, or property of others, nor shall Landlord be considered to be in default hereunder on account of any such loss or damage resulting from any cause whatsoever, including, but not by way of limitation, fire, explosions, falling plaster, electrical shorts, rain, snow, steam or gas leaks from any pipes, appliances, plumbing or from the roof, street or sub-surface.

ARTICLE 25
ATTORNMENT

25.1           Tenant shall, in the event any proceedings are brought for the foreclosure of (whether by judicial sale or otherwise), or in the event of the exercise of the power of sale under, any mortgage made by Landlord covering the Premises, attorn to the purchaser upon any such foreclosure or sale and recognize any such purchaser as Landlord under this Lease.  However, Tenant's obligation to attorn to the purchaser will be conditioned on Tenant's receipt of a non-disturbance agreement.

ARTICLE 26
OFFSET

26.1           Within fifteen (15) days after Tenant has received a request therefore by Landlord, Tenant shall deliver to any proposed mortgagee or purchaser, or to Landlord, in recordable form, a certificate certifying that this Lease is in full force and effect and there are no defenses or offsets thereto, or stating any claims by Tenant.

ARTICLE 27
ACCORD AND SATISFACTION

27.1           No payment by Tenant or receipt by Landlord of a lesser amount than the Fixed Rent or Additional Payments herein stipulated shall be deemed to be other than on account of the earliest rent due, and no endorsement or statement on any check or any letter accompanying a check for payment of rent shall be deemed an accord and satisfaction, and Landlord's right to recover the balance of such rent or to pursue any other remedy available to Landlord shall remain.

ARTICLE 28
NO PARTNERSHIP

28.1           Landlord is not in any way, at any time or for any purpose a partner of Tenant in the conduct of Tenant's business, or otherwise, or a joint venturer or member of a joint enterprise with Tenant in regards to Tenant's business, and the provisions of this Lease relating to the Percentage Rent payable hereunder are included solely for the purpose of providing a method whereby the rent is to be measured and ascertained.

ARTICLE 29
HOLDOVER

29.1           If Tenant shall remain in possession of the Premises after the expiration of the term of this Lease, no action by Landlord, by accepting rent or otherwise, shall be construed as recognition by Landlord of a continuing tenancy or as creating a renewal term of the same duration as the term of this Lease or a tenancy from year to year or month to month, but any continuing occupancy shall be deemed to be a tenancy from day to day only, governed in all things, except as to the term, by the provisions of this Lease with the exception of rent.  The rental amount during any holdover period shall be an amount equal to the rent paid during the period of time immediately preceding the holdover times One Hundred and Fifty percent (150%).

ARTICLE 30
RELEASE

30.1           In the event of any sale of, or other transfer of title to, the Premises, Landlord (and in case of any further sale or transfer, and then seller or transferor) shall be automatically released from any and all further obligations to Tenant under this Lease, though such release shall in no way affect any rights, claims or causes of action which Landlord may have against Tenant.  Tenant shall, in the event of any such sale or other transfer of title, recognize any purchaser or transferee as the new Landlord under this Lease.  Tenant’s obligations under this section are expressly conditioned upon written assumption of the Lease by the purchaser of or transferee of title to the Premises

ARTICLE 31
QUIET ENJOYMENT

31.1           If and so long as Tenant shall observe and perform all the terms, covenants and obligations required by it to be observed and performed hereunder, Landlord warrants peaceful and quiet occupation and enjoyment of the Premises by Tenant; provided, that Landlord and Landlord's agents may enter upon and examine the Premises as provided elsewhere in this Lease.

ARTICLE 32
NOTICES

32.1           All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if (a) with respect to Tenant, sent by registered or certified mail, postage prepaid, addressed to Tenant at 3-D Service, Ltd., Attention: ____________________, at ________________________________, and (b) with respect to Landlord, sent by registered or certified mail, postage prepaid, addressed to: 3D3E, Ltd., Attention:  Bernard L. DeWees, President, at 5316 Hawick Street, N.W., Canton, Ohio  44708, with copies to Scott C. Finerman, Second Generation Place, 3029 Prospect Avenue, Cleveland, Ohio 44115 and Dan Minkler, Esq., Day Ketterer Ltd., P.O. Box 24213, Canton, Ohio 44701-4213, and with respect to Guarantor, sent by registered or certified mail, postage prepaid, addressed to MISCOR Group, Ltd., 1125 S. Walnut St. South Bend, Indiana  46619.   Landlord, Tenant, and Guarantor shall each have the right from time to time to specify as their or its address for purposes of this Lease any other address upon giving written notice thereof to the other party in the manner set forth in this Article.

ARTICLE 33
SURRENDER

33.1           Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Premises to Landlord in the same good order and condition in which the Premises were originally received from Landlord at the commencement of this Lease, excepting reasonable wear and tear or as repaired or altered as provided in or required by an provision of this Lease.  Tenant shall remove from the Premises on or prior to such expiration or earlier termination all property situated thereon which is not owned by Landlord, and, at its expense, shall, on or prior to such expiration or earlier termination, repair any damage caused by or resulting from such removal.  Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Premises and disposed of, but the cost of any such removal and resulting damage shall be borne by Tenant.

ARTICLE 34
BROKER

34.1           Tenant and Landlord represent and warrant to each other that there are no claims for real estate brokerage commissions or finder’s fees in connection to this transaction and that each party hereto agrees to indemnify and defend the other party and hold it harmless from all liabilities arising from any such brokerage claim or commission arising from its actions.

ARTICLE 35
SEVERABILITY

35.1           Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligations to perform each and every covenant binding upon Tenant.  If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be enforced to the extent permitted by law.

ARTICLE 36
BINDING EFFECT

36.1           All of the terms, covenants and conditions contained in this Lease shall be binding upon the respective heirs, personal representatives, successors and assigns of Landlord and Tenant and shall inure to the benefit of the successors and assigns of Landlord and the permitted heirs and assigns of Tenant to the same extent as if each such person or entity were in each case named as a party to this Lease; provided, however, that this Lease shall not be binding on Landlord or its successors if Landlord has been released from its obligations under this Lease.

ARTICLE 37
MISCELLANEOUS

37.1           The individuals signing this Lease on behalf of Tenant represent and warrant that they have the requisite power and authority to bind Tenant.

37.2           This Lease may not be changed, modified or discharged except by a writing signed by Landlord and Tenant.

37.3           This Lease shall not be recorded, but a memorandum thereof may be recorded by either party.

37.4           The representations set forth herein shall survive the termination of this lease.

ARTICLE 38
TITLES

38.1           The titles to the various provisions of this Lease have been inserted for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the expressed terms and provisions of this Lease.

ARTICLE 39
GOVERNING LAW

39.1           The Lease shall be governed by and interpreted under the laws of the State of Ohio.

ARTICLE 40
ENVIRONMENTAL

40.1           Hazardous Materials.  Landlord and Tenant agree as follows with respect to the existence of use of Wastes, Solid Wastes, Hazardous Wastes, or Hazardous Substances (as defined in Section 40.3) on the Property:

A.           Tenant shall (i) not cause or permit any Wastes, Solid Wastes, Hazardous Wastes, or Hazardous Substances to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, except to the extent consistent with the activities of Tennant’s immediate predecessor in interest to the Premises, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Wastes, Solid Wastes, Hazardous Wastes, or Hazardous Substances are necessary or useful to Tenant’s business and will be used, kept and stored in a manner that complies with all Laws relating to any such Wastes, Solid Wastes, Hazardous Wastes, or Hazardous Substances so brought upon or used or kept in or about the Premises).  If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Wastes, Solid Wastes, Hazardous Wastes, or Hazardous Substances on the Premises results in contamination of the Premises, or if contamination of the Premises by Wastes, Solid Wastes, Hazardous Wastes, or Hazardous Substances otherwise occurs for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of the Premises, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation, of site conditions or any cleanup; remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Wastes, Solid Wastes, Hazardous Wastes, or Hazardous Substances present in the soil or ground water on or under the Premises.  Without limiting the foregoing, if the presence of any Wastes, Solid Wastes, Hazardous Wastes, or Hazardous Substances on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Wastes, Solid Wastes, Hazardous Wastes, or Hazardous Substances to the Premises; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

40.2           Tenant shall at all times comply with all applicable local, state, and federal laws, rules, and regulations relating to the storage, use, transport and disposal of Wastes, Solid Wastes, Hazardous Wastes, or Hazardous Substances.

40.3           As used herein, the terms Wastes, Solid Wastes, Hazardous Wastes, and Hazardous Substances shall have the same meaning as such terms are defined the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 and Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., as amended (collectively referred to as “CERCLA”), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., as amended (“RCRA”), or any other similar federal, state, or local laws or regulations now or hereinafter promulgated pursuant thereto, including but not limited to, any laws related to sewage or mixture of sewage or other waste material that passes through a sewer system to a treatment facility, any industrial waste--water discharge that is subject to regulation under the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., as amended, or the Clean Air Act, 42 U.S.C. §7401 et seq., as amended, and any source material, special nuclear material, or byproduct material as defined by the Atomic Energy Act of 1954, 42 U.S.C. §3011 et seq., as amended.

The parties hereto have caused this instrument to be signed at the place and on the day and year first above written.

3D3E, LTD.

By /s/ Bernard L. DeWees
      Bernard L. DeWees, President

3-D SERVICE, LTD.

By /s/ John A. Martell
      John A. Martell, Chairman of the Board

STATE OF OHIO              )
                                            ) SS:
COUNTY OF STARK      )

Before me, a Notary Public in and for said State and County, personally appeared the above-named 3D3E, LTD., an Ohio Limited Liability Company, by Bernard L. DeWees, its President, who acknowledged that he did sign the foregoing instrument on behalf of said limited liability company and that the same is the free act and deed of said limited liability company and his free act and deed personally and as such President.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Canton, Ohio, this 30th day of November, 2007.

/s/ Daniel G. Miller
Notary Public

STATE OF INDIANA         )
                                                ) SS:
COUNTY OF ST. JOESPH  )

Before me, a Notary Public in and for said State and County, personally appeared the above-named 3-D SERVICE, LTD., an Ohio Corporation, by John A. Martell, its Chairman of the Board who acknowledged that he did sign the foregoing instrument and the same is his free act and deed and the free act and deed of the corporation.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at South Bend, Indiana, this 30th day of November, 2007.

/s/ James M. Lewis
Notary Public

GUARANTY

Now, therefore, in consideration of the execution of the lease by Landlord, the undersigned jointly and severally unconditionally guarantee the full performance of all of the terms, covenants, and conditions of the lease on the part of Tenant, including the payment of all rents and other charges to accrue under the lease.  The undersigned further agrees as follows:

1.           This guaranty shall continue in favor of Landlord, notwithstanding any extension, modification, or alteration of the lease between the parties, their successors, or assigns, and notwithstanding any assignment of the lease, with or without the consent of Landlord.  No extension, modification, alteration or assignment of the lease shall in any manner release or discharge the undersigned.

2.           This guaranty shall continue unchanged by any bankruptcy, reorganization, or insolvency of Tenant or any successor or assignee of Tenant, or by any disaffirmance or abandonment by a trustee of Tenant.

3.           Landlord may, without notice, assign the lease in whole or in part, and no assignment or transfer of the lease by Landlord shall operate to extinguish or diminish the liability of the undersigned.

4.           The liability of the undersigned under this guaranty shall be primary in any right of action which shall accrue to Landlord under the lease.  Landlord may, at its option, proceed against the undersigned without having commenced any action or having obtained any judgment against Tenant.

5.           Reasonable attorneys’ fees and costs shall be awarded to the prevailing party in the event of litigation involving the enforcement or interpretation of this Guaranty.

6.           The undersigned waive notice of any demand by Landlord, as well as any notice of default in the payment of rent or any other amounts contained or reserved in the lease.

7.           The terms and provisions of this guaranty are binding on and inure to the benefit of the respective successors and assigns of the parties named in the lease.

MISCOR GROUP, LTD., an Indiana corporation

/s/ John A. Martell
By:	John A. Martell
Its:	President and CEO
Dated:	November 30, 2007

MAGNETECH INDUSTRIAL SERVICES, INC., an Indiana corporation

/s/ John A. Martell
By:	John A. Martell
Its:	CEO
Dated:	November 30, 2007